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                                  EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1999 appearing on page F-2 of Data Dimension's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated July 13, 1998 relating to the financial statements of ST Labs, Inc. which appears in the Current Report on Form 8-K of Data Dimensions, Inc. dated August 7, 1998. We also consent to the reference to us under the heading "EXPERTS" in such Prospectus.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
-------------------------------------
Seattle, Washington
March 9, 1999



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